Exhibit 5.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

August 29, 2022

Re:	Lucid Group, Inc. 7373 Gateway Boulevard Newark, California 94560

Ladies and Gentlemen:

Lucid Group, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of securities in connection with:

(I) the offer and sale from time to time by the Company of: (a) Class A common stock, par value $0.0001 per share, of the Company (“Common Stock”); (b) shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”); (c) debt securities of the Company (the “Debt Securities”), which may be issued under an indenture (the “Indenture”) to be entered into between the Company and the trustee to be named therein (the “Trustee”); (d) warrants to purchase the Company’s debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”); (e) purchase contracts for the purchase or sale of debt or equity securities issued by the Company or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the foregoing, currencies, or commodities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (f) depositary shares representing Preferred Stock (the “Depositary Shares”), which may be issued pursuant to one or more preferred stock deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein (the “Depositary”) and (g) units consisting of one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Depositary Shares or any combination of such securities (the “Units” and, together with Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Depositary Shares, the “Securities”), which Units may be issued under one or more unit agreements (each, a “Unit Agreement”);

(II) the issuance by the Company of up to an aggregate of 44,350,000 shares of Common Stock, which consists of (a) 42,850,000 shares (the “Private Placement Warrant Shares”) of Common Stock issuable upon the exercise of the Company’s warrants (the “Private Placement Warrants”) to purchase Common Stock originally issued to Churchill Sponsor IV, LLC, a Delaware limited liability company (the “Sponsor”), in a private placement simultaneously with the initial public offering of the Company’s units and (b) 1,500,000 shares (the “Working Capital Warrant Shares” and, together with the Private Placement Warrant Shares, the “Warrant Shares”) of our Common Stock issuable upon the exercise of the Company’s warrants (the “Working Capital Warrants” and, together with the Private Placement Warrants, the “Existing Warrants”) to purchase Common Stock originally issued pursuant to the terms of an unsecured promissory note, dated as of February 22, 2021 (the “Promissory Note”), issued by the Company to the Sponsor in an aggregate principal amount of $1,500,000, on terms identical to the terms of the Private Placement Warrants; and

(III) the resale by the selling securityholders named in the Registration Statement, or their permitted transferees, of (a) up to 1,189,450,445 shares of Common Stock, consisting of (i) 1,115,163,848 issued and outstanding shares (the “Outstanding Secondary Shares”) of Common Stock, (ii) 29,936,597 shares (the “Secondary Equity Award Shares”) of Common Stock subject to vesting and/or exercise of certain Equity Awards (as defined below) and (iii) 44,350,000 Private Placement Warrant Shares and Working Capital Warrant Shares, and (b) 44,350,000 Private Placement Warrants and Working Capital Warrants. The Existing Warrants were issued pursuant to the Warrant Agreement, dated July 29, 2020 (the “Existing Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as warrant agent. The Private Placement Warrants were sold pursuant to the Private Placement Warrant Purchase Agreement, dated July 29, 2020 (the “Existing Warrant Purchase Agreement”), between the Company and the Sponsor. In accordance with the Agreement and Plan of Merger, dated February 22, 2021 and as amended, modified supplemented or waived from time to time (the “Merger Agreement”), among the Company, Atieva, Inc., d/b/a Lucid Motors (“Lucid”), and Air Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company, certain options and restricted stock units originally issued by Lucid pursuant to Lucid’s 2009 Share Plan, 2014 Share Plan and 2021 Stock Incentive Plan (together, the “Lucid Equity Compensation Plans”), as applicable, were cancelled and exchanged into Company options and restricted stock units, respectively (the “Equity Awards”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof) or upon conversion or exercise of any Security offered under the Registration Statement (the “Offered Security”), in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by such Board of Directors (which consideration is not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully-paid and non-assessable.

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2.	Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	When the Indenture and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustee and the Company; the specific terms of a particular series of Debt Securities have been duly authorized and established in accordance with the Indenture; and such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any section of any supplemental indenture that requires or relates to adjustments to a conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Debt Securities to the extent determined to constitute unearned interest.

4.	When the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

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5.	When the Purchase Contract Agreement to be entered into in connection with the issuance of any Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

6.	When the Deposit Agreement to be entered into in connection with the issuance of any Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company; the specific terms of the Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement; and such Depositary Shares have been duly authorized, executed, issued and delivered in accordance with the Deposit Agreement and the applicable underwriting or other agreement against payment therefor, such Depositary Shares will constitute legal and valid interests in the corresponding shares of Preferred Stock, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

7.	When the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and may be subject to possible judicial or regulatory actions giving effect to governmental actions or foreign laws affecting creditors' rights.

8.	Assuming the Private Placement Warrants have been issued in accordance with the terms of the Existing Warrant Agreement and delivered against payment therefor in accordance with the terms of the Existing Warrant Purchase Agreement, (a) the Private Placement Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and (b) the Private Placement Warrant Shares, when issued and paid for upon the exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants and the Existing Warrant Agreement, will be validly issued, fully paid and non-assessable.

9.	Assuming the Working Capital Warrants have been issued in accordance with the terms of the Existing Warrant Agreement and delivered against payment therefor in accordance with the terms of the Promissory Note, (a) the Working Capital Warrants constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and (b) the Working Capital Warrant Shares, when issued and paid for upon the exercise of the Working Capital Warrants in accordance with the terms of the Working Capital Warrants and the Existing Warrant Agreement, will be validly issued, fully paid and non-assessable.

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10.	The Outstanding Secondary Shares have been validly issued, fully paid and non-assessable.

11.	The Secondary Equity Award Shares have been duly authorized and, when issued and paid for in accordance with the applicable Lucid Equity Compensation Plan, will be validly issued, fully paid and non-assessable.

In connection with the opinions expressed in paragraphs 8 through 11 above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors of the Company shall have duly established the terms of such Security, if applicable, and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of any Security whose terms are established subsequent to the date hereof and the issuance, execution, delivery and performance by the Company of any such Security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

In connection with the opinions expressed in paragraphs 1 through 9 above, we have assumed that the Underwriting Agreement, the Existing Warrant Agreement, the Existing Warrants and the Promissory Note (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party.

We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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